UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 25, 2012

ZALICUS INC.

(Exact name of Registrant as specified in its charter)

Delaware
(State or other jurisdiction of incorporation)

000-51171	04-3514457
(Commission File No.)	(IRS Employer Identification No.)

245 First Street

Third Floor
Cambridge, MA 02142
(Address of principal executive offices and zip code)

Registrant's telephone number, including area code: (617) 301-7000

None

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01. Other Events.

  On January 25, 2012, Zalicus Inc. ("Zalicus") confirmed the settlement of the litigation between Mallinckrodt Inc., a subsidiary of Covidien plc ("Covidien") and Watson Laboratories Inc. - Florida, a subsidiary of Watson Pharmaceuticals Inc. ("Watson") regarding the patents covering Covidien's product Exalgo® hydromorphone. Zalicus receives tiered royalties on net sales of Exalgo by Covidien. Under the terms of the settlement, Watson can introduce a generic version of the approved 8, 12 and 16 mg dosage strengths of Exalgo starting on November 15, 2013, as opposed to July 7, 2014, the original patent expiration date. Under Zalicus's agreement with Covidien, its royalties on net sales would be reduced by 50% upon the introduction of a generic version of Exalgo at the approved dosage strengths.

SIGNATURES

          Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Zalicus Inc.
	By:	/s/ Jason F. Cole
Name: Jason F. Cole
Title: Senior Vice President, Corporate Development and General Counsel

Dated: January 25, 2012